HARVEST STATES COOPERATIVES
                           DEFERRED COMPENSATION PLAN


                                    ARTICLE I
                                     GENERAL

         SEC. 1.1 NAME OF PLAN. The name of this plan is "Harvest States Cooperatives Deferred Compensation Plan" (referred to hereinafter as the "Plan").

         SEC. 1.2 PURPOSE. The Plan has been established to provide additional future compensation to certain highly compensated employees through voluntary deferrals of compensation so that such employees may be retained and their productive efforts encouraged.

         SEC. 1.3 EFFECTIVE DATE. The "Effective Date" of the Plan, the date as of which the Plan was established, is April 1, 1994.

         SEC. 1.4 HARVEST STATES. For purposes of this Plan, "Harvest States" means Harvest States Cooperatives, a Minnesota corporation, and any Successor Employer thereof.

         SEC. 1.5 CONSTRUCTION AND APPLICABLE LAW. The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of section 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan shall be administered and construed consistent with said intent. This Plan also shall be governed and construed in accordance with the laws of the State of Minnesota as applied to contracts executed and to be wholly performed within said state to the extent that such laws are not preempted by the laws of the United States of America.


                                   ARTICLE II
                                   DEFINITIONS

         SEC. 2.1 ACCOUNT. An "Account" shall be established for each eligible Participant reflecting the deferred compensation owed to the Participant or the Participant's Beneficiary under the terms of this Plan.

         SEC. 2.2 BENEFICIARY. "Beneficiary" means the person or persons designated as such pursuant to the provisions of Sec. 5.3.

         SEC. 2.3 PARTICIPANT. A "Participant" is an individual described as such in Article III.

         SEC. 2.4 PLAN YEAR. A "Plan Year" is the 12-consecutive-month period commencing on each January 1 and ending December 31. However, the first Plan Year commences on April 1, 1994 and ends on December 31, 1994.

         SEC. 2.5 QUALIFIED EMPLOYEE. "Qualified Employee" means any select management or highly compensated employee of Harvest States who is designated as eligible to participate in this Plan on Exhibit A. The President of Harvest States may amend Exhibit A to add or delete eligible employees at any time; provided, however, that all such changes shall apply prospectively only.

         SEC. 2.6 SUCCESSOR EMPLOYER. A "Successor Employer" is any entity that succeeds to the business of Harvest States through merger, consolidation, acquisition of all or substantially all of its assets, or any other means and which elects before or within a reasonable time after such succession, by appropriate action evidenced in writing, to continue the Plan.

         SEC. 2.7 TERMINATION OF EMPLOYMENT. The "Termination of Employment" of an employee for purposes of the Plan shall be deemed to occur upon the employee's resignation, discharge, retirement, death, failure to return to active work at the end of an authorized leave of absence or the authorized extension or extensions thereof, failure to return to work when duly called following a temporary layoff, or upon the happening of any other event or circumstance which, under the policy of Harvest States as in effect from time to time, results in the termination of the employer-employee relationship.


                                   ARTICLE III
                                  PARTICIPATION

         SEC. 3.1 ELIGIBILITY FOR PARTICIPATION. An employee of Harvest States shall become a Participant in the Plan on the earliest date (on or after the Effective Date) on which he or she is a Qualified Employee and has elected to make contributions under Sec. 4.1. Prior to the time a Qualified Employee becomes a Participant, the employee shall make the elections required under Sec. 5.1.

         SEC. 3.2 DURATION OF PARTICIPATION. A Participant shall continue to be such until the earliest of:

                  (a) The Participant's Termination of Employment.

                  (b) The date on which the Participant ceases to be a Qualified Employee.

                  (c) The date the Participant fails to meet the requirements of any regulations which may be issued by the Department of Labor that define the phrase "select group of management or highly compensated employees" under ERISA.

         SEC. 3.3 NO GUARANTEE OF EMPLOYMENT. Participation in the Plan does not constitute a guarantee or contract of employment with Harvest States. Such participation shall in no way interfere with any rights Harvest States would have in the absence of such participation to determine the duration of the employee's employment with Harvest States.


                                   ARTICLE IV
                       DEFERRED COMPENSATION AND ACCOUNTS

         SEC. 4.1 ELECTION OF DEFERRED COMPENSATION. Prior to the first day of any Plan Year beginning on or after the Effective Date, a Participant may elect to have an amount of deferred compensation credited to the Participant's Account for the Plan Year. The compensation actually earned during the Plan Year by a Participant who elects deferred compensation under this section shall be reduced by the percentage or amount so elected.

                  (a) Elections for the Plan Year commencing on April 1, 1994 must be filed with Harvest States by March 25, 1994. Elections for subsequent Plan Years must be filed by the preceding December 15. However, if an individual becomes a Qualified Employee during a Plan Year, an election for that year may be filed within 30 days following the date the individual became a Qualified Employee and shall apply to compensation earned following the date the election is filed.

                  (b) A Participant may elect to have either or both of the following types of deferrals made from the Participant's compensation:

                           (1) The Participant may elect to contribute a
                  percentage of each payment of base compensation. The percentage may not exceed 30%, and must be expected to result in annual contributions totaling at least $1000.

                           (2) The Participant may elect to contribute either a
                  percentage or a specific dollar amount (not less than $1000) of any bonus or similar incentive payment which may become payable during the Plan Year. If a specific dollar amount is elected and that amount exceeds the amount of bonuses payable on or prior to a particular date during the year, 100% of the bonus will be contributed under this Plan. If a percentage is elected, the contribution will not be less than the smaller of $1000 or 100% of the bonus payable.

                  (c) A Participant may elect to change the amount to be contributed, or discontinue contributions, in a future Plan Year by filing an approved form with Harvest States on or before the December 15th preceding that Plan Year. If no such election is filed, the election in effect during the previous Plan Year will continue in effect during the next Plan Year. Each election for a Plan Year shall become irrevocable on the December 15th deadline for that year.

         SEC. 4.2 ALLOCATION TO ACCOUNTS. The deferred compensation credited under the Plan by Harvest States on behalf of a Participant for a Plan Year shall be allocated to the Account of the Participant as of the date that the compensation would otherwise have been paid to the Participant in cash.

         SEC. 4.3 VALUATION OF ACCOUNTS. As of any date as of which an Account is to be valued, the value of the Account shall be adjusted to reflect the effect of additional credits under Sec. 4.1 and any credit for income with respect to that Account, less any distributions under the Plan with respect to said Account, since the last date the value of the Account was determined. Income shall be credited to each Account each Plan Year at an annual rate equal to 1% over the five-year U. S. Treasury Bond rate as of October 1 of the year preceding the Plan Year, adjusted as appropriate to reflect contributions to and distributions from the Account during the Plan Year.

         SEC. 4.4 UNSECURED OBLIGATIONS. A Participant's credits in his or her Account shall be an unsecured obligation of Harvest States to pay the Participant (or the Participant's Beneficiary, in the event of the Participant's death) the actual amount of the credits at the time designated in Article V. Each Participant or Beneficiary is only a general creditor of Harvest States with respect to his or her Account. Accounts are maintained for recordkeeping purposes only. Notwithstanding the foregoing, obligations of Harvest States to pay benefits under this Plan may be satisfied by distributions from a grantor trust created by Harvest States in its sole discretion for such purpose.


                                    ARTICLE V
                            DISTRIBUTION OF ACCOUNTS

         SEC. 5.1 DISTRIBUTION ON TERMINATION OF EMPLOYMENT OR OTHER EVENT. Prior to the date an employee becomes a Participant in the Plan, the employee shall elect a time and method in which the amount credited to the Participant's Account is to be paid by Harvest States to the Participant. The election shall be irrevocable as to all contributions credited to an Account and all earnings on those contributions until the Participant files a subsequent election changing the time and/or method of payment of future contributions and earnings on such contributions. The elected time must be a definitely determinable date, such as the date of the Participant's Termination of Employment or the date the Participant attains a specified age. The elected method may be either a lump sum payment or a schedule of installment payments. If payments are to be made in installments, the Participant's Account shall continue to be revalued prior to each payment as provided in Sec. 4.3. The amount of the installments during each Plan Year shall be equal to the balance in the Account on the first day of the Plan Year divided by the number of years in which installments remain to be paid. Installment payments by Harvest States to any Participant or Beneficiary shall cease when the Participant's Account balance is reduced to zero. Harvest States in its sole discretion may allow a Participant to elect a different time or method than specified in the preceding sentences of this section, provided that the payment method is definitely determinable at the time the election is filed.

         SEC. 5.2 DISTRIBUTION ON DEATH. Upon the death of a Participant, Harvest States shall pay to the Participant's Beneficiary an amount equal to the entire balance of the Participant's Account. Such payment shall be made in a single sum payment to the Participant's Beneficiary as soon as administratively feasible following the Participants's death; provided, however, that if the Participant has made a written election as to the time and method of distribution to a Beneficiary, the Account shall instead be distributed in accordance with said election.

         SEC. 5.3 BENEFICIARY DESIGNATION. Each Participant shall have the right, at any time, to designate any person or persons as Beneficiary or Beneficiaries to whom payments under this Plan shall be made in the event of the Participant's death prior to complete distribution of the amount credited to the Participant's Account. Each Participant shall have the right to change his or her Beneficiary designation at any time. Each Beneficiary designation shall become effective only when filed in writing with Harvest States during the Participant's life on a form prescribed by Harvest States. If a Participant fails to designate a Beneficiary as provided above, then the Participant's Beneficiary shall be the Participant's estate.

         SEC. 5.4 DISTRIBUTION ON DISABILITY. A Participant's election under Sec. 5.1 may include a separate election of the time and method of payment of a Participant's account in the event the Participant incurs a disability which entitles the Participant to benefits under a long-term disability plan sponsored by Harvest States which covers the Participant, subject to approval by Harvest States. In the absence of such a separate election, the Participant's election under Sec. 5.1 shall control.

         SEC. 5.5 DISTRIBUTIONS FOR UNFORESEEABLE EMERGENCY. Notwithstanding any election under the foregoing sections of this Article V, Harvest States in its sole discretion may approve a request by a Participant (or by a Beneficiary following the Participant's death) for a withdrawal from the Participant's Account due to an unforeseeable emergency. An "unforeseeable emergency" is an unanticipated emergency that is caused by an event beyond the control of the Participant or Beneficiary and that would result in severe financial hardship to the individual if an early withdrawal is not permitted. Any such early withdrawal approved by Harvest States may not exceed the amount necessary to meet the emergency.

         SEC. 5.6 WITHHOLDING OF TAXES. The benefits payable under this Plan shall be subject to the deduction of any federal, state, or local income taxes or other taxes which are required to be withheld from such payments by applicable laws and regulations.


                                   ARTICLE VI
                                 ADMINISTRATION

         SEC. 6.1 ADMINISTRATION BY HARVEST STATES. Harvest States shall administer the Plan, establish, adopt, or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan and interpret the provisions of the Plan. The interpretations of Harvest States shall be conclusive.


                                   ARTICLE VII
                            AMENDMENT AND TERMINATION

         SEC. 7.1 AMENDMENT. The President of Harvest States may at any time amend the Plan in whole or in part for any reason. No amendment shall decrease the benefits under the Plan which have accrued prior to the date of such amendment, but an amendment may modify the interest rate under Sec. 4.3 to be used following the adoption of the amendment, both for future deferrals and for the balance in each Account on the date the amendment was adopted.

         SEC. 7.2 TERMINATION OF PLAN. Harvest States, by action of its President, may at any time terminate the Plan. After such termination, no employee of Harvest States shall become a Participant, and no further amounts shall be credited pursuant to Sec. 4.1 to Accounts of Participants. At the discretion of Harvest States, the amounts credited to the Accounts of such Participants may be either (i) distributed to such Participants as soon as reasonably possible after the date of termination or (ii) distributed in accordance with Article V.


                                  ARTICLE VIII
                                  MISCELLANEOUS

         SEC. 8.1 BENEFITS MAY NOT BE ASSIGNED OR ALIENATED. Neither a Participant nor any Beneficiary thereof shall have the right to sell, assign, transfer, encumber or otherwise convey any right to receive any payment hereunder. No part of the amounts payable hereunder shall be subject to seizure or sequestration for the payment of any debts or judgments owed by a Participant or any other person.

         SEC. 8.2 HEADINGS. Headings at the beginning of articles and sections hereof are for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.

         SEC. 8.3 CAPITALIZED DEFINITIONS. Capitalized terms used in the Plan shall have their meaning as defined in the Plan unless the context clearly indicates to the contrary.

         SEC. 8.4 GENDER. Any references to the masculine gender include the feminine and vice versa.

         SEC. 8.5 USE OF COMPOUNDS OF WORD "HERE". Use of the words "hereof", "herein", "hereunder", or similar compounds of the word "here" shall mean and refer to the entire Plan unless the context clearly indicates to the contrary.

         SEC. 8.6 CONSTRUED AS A WHOLE. The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions hereof and shall not be construed separately without relation to the context.